                                                                   EXHIBIT 10.38

THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY. IT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND IT MAY NOT BE SOLD, ENCUMBERED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT, AND, IF AN EXEMPTION SHALL BE APPLICABLE, THE HOLDER SHALL HAVE DELIVERED AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED. THIS LEGEND SHALL BE ENDORSED ON ANY NOTE ISSUED IN EXCHANGE FOR THIS NOTE.

                                PROMISSORY NOTE
                                ---------------

                                  May 11, 1999

     FOR VALUE RECEIVED, the undersigned Video Update, Inc., a Delaware corporation (the "Company"), promises to pay to the order of Ingram Entertainment Inc. ("Ingram"), on the 11th day of May, 2002, Fourteen Million Dollars ($14,000,000) with interest from the date hereof on the unpaid balance from time to time outstanding at 12% per annum, calculated on the basis of a 360-day year to the extent permitted by applicable law; provided, however, that
                                                        --------  -------
in no event shall the rate of interest payable in respect of the indebtedness evidenced hereby exceed the maximum rate of interest from time to time allowed to be charged by applicable law (the "Maximum Rate"). The principal and interest of this Note shall be repaid in monthly installments in accordance with the attached Schedule 1. All monthly payments set out in Schedule 1 shall be
             ----------                                   ----------
due and payable on the first day of such month, with the first such monthly payment due and payable on July 1, 1999. This Note may be prepaid in whole or in part at any time without premium penalty, fees or price notice. All payments and prepayments hereunder shall be applied first to accrued, but unpaid interest, with the remainder (if any) being applied to principal.

     Time is of the essence of this Note. To the extent permitted by applicable law, a late charge equal to 5% will be assessed on any monthly principal or interest payment due pursuant to this Note that is not made when due to cover additional expenses incident to the handling and processing of delinquent payments. In the event that the Company (a) fails to make any payment required under this Note as provided herein and such failure continues for a period of five days after written notice, (b) is in default under the Trade Terms Agreement, dated May 11, 1999, between the Company and Ingram, (c) experiences a "change in control," meaning the closing of a transaction after which (i) Company stockholders currently owning a majority of the Company's Class A Common Stock, $.01 par value, fail to continue to own such majority or (ii) the individuals
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who are, as of the date of the issuance of this Note, members of the Company's
Board of Directors (or designees approved by them), cease to constitute at least 2/3 of the Company's Board of Directors, (d) is in default of any Senior Indebtedness (defined below), with the result that the entire amount of such indebtedness is immediately due and payable, (e) is in default under the Warrant to Purchase Common Stock of the Company dated as of May 11, 1999, issued to Ingram, (f) is in default under the Registration Rights Agreement dated as of May 11, 1999, by and between the Company and Ingram, (g) is in default under its trade indebtedness or any other payment or contractual obligation to Ingram, however evidenced or documented, or (h) files or has filed against it any petition under any bankruptcy or insolvency law or for the appointment of a receiver a general assignment for the benefit of creditors or (i) is in default, or there occurs an event of default under the Senior Debt (subject to subsection
(ii) of the Section 2 of the Subordination Section below and notice of which must be given to Ingram as provided herein)(each a "default"), then the holder may, subject to the limitations on remedies set forth in the subordination section below, by notice in writing to the Company declare the entire unpaid principal of this Note, together with the accrued interest thereon, and any other amounts due thereunder, and all other amounts advanced by Ingram to the Company of any kind, including pursuant to any agreement described in this paragraph, immediately due and payable. No failure by the holder to take action with respect to any such default shall affect its subsequent rights to take action with respect to the same or any other default. In the event of default the Company agrees to pay all reasonable costs of collection, including reasonable attorneys' fees to the extent allowed by law.

     Upon the occurrence of any default, at the option of the holder of this Note and without notice to the Company, all accrued and unpaid interest, if any, shall be added to the outstanding principal balance hereof, and the entire outstanding principal balance, as so adjusted, shall bear interest thereafter until paid at an annual rate (the "Default Rate") equal to the lesser of (a) the rate that is three percentage points (3.0%) in excess of the above-specified interest rate, or (b) the Maximum Rate, regardless of whether there has been an acceleration of the payment of principal as set forth herein. All such interest shall be paid at the time of and as a condition precedent to the curing of any such default.

     1.   Subordination of Liabilities.  Ingram by its acceptance of this Note
          ----------------------------
covenants and agrees, that the payment of the principal of, interest on, and all other amounts owing in respect of, this Note (the "Subordinated Indebtedness") is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash of all Senior Debt. The provisions of this Subordination Section shall constitute a continuing offer to all persons who, in reliance upon such provisions, become payees of, or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt, and such holders are hereby made obligees hereunder the same as if their names

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were written herein as such, and they and/or each of them may proceed to enforce such provisions.

     2.   The Company is Not to Make Payments with Respect to Subordinated
          ----------------------------------------------------------------
Indebtedness in Certain Circumstances.
-------------------------------------

          (i) Upon the maturity of any Senior Debt (including interest thereon or fees or any other amounts owing in respect thereof), whether at stated maturity, by acceleration or otherwise, all Obligations owing in respect thereof, in each case to the extent due and owing, shall first be paid in cash, before any payment (whether in cash, property, securities or otherwise) is made on account of the Subordinated Indebtedness.

          (ii) The Company may not, directly or indirectly make any payment with respect to any Subordinated Indebtedness and may not acquire any Subordinated Indebtedness for cash or property until all Senior Debt has been paid in full in cash if any default or event of default under the Credit Agreement or any other issue of Senior Debt is then in existence or would result therefrom. Ingram hereby agrees that, so long as any such default or event of default in respect of any issue of Senior Debt exists, it will not sue for, or otherwise take any action to enforce the Company's obligations to pay, amounts owing in respect of this Note. Ingram understands and agrees that to the extent that this Subordination Section prohibits the payment of any Subordinated Indebtedness, such unpaid amount shall not constitute a payment default under this Note and Ingram may not sue for, or otherwise take action to enforce the Company's obligation to pay such amount, provided that such unpaid amount shall remain an
                      --------
     obligation of the Company to Ingram pursuant to the terms of this Note and provided that such unpaid amount shall, until paid, bear interest at the Default Rate.

          (iii) In the event that notwithstanding the provisions of the preceding clauses (i) and (ii) of this Section 2 of this Subordination Section, the Company shall make any payment on account of the Subordinated Indebtedness at a time when payment is not permitted by said clause (i) or
     (ii), such payment shall be held by Ingram, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Debt or their representative or the trustee under the indenture or other agreement pursuant to which any instruments evidencing any Senior Debt may have been issued, as their respective interests may appear, for application pro rata to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all Senior Debt in full in accordance with the terms of such Senior Debt, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt. Without in any way modifying the provisions of this Subordination Section or affecting the subordination effected hereby if the hereafter referenced notice is not given, the Company shall give Ingram prompt written notice of any event which would prevent payments under clause (i) or (ii) of this Section 2.

     3.   Subordination to Prior Payment of All Senior Debt on Dissolution,
          -----------------------------------------------------------------
Liquidation or Reorganization of the Company.  Upon any distribution of assets
--------------------------------------------
of the Company upon dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

          (i) the holders of all Senior Debt shall first be entitled to receive payment in full cash of all Senior Debt (including, without limitation, post-petition interest at the rate provided in the documentation with respect to the Senior Debt, whether or not such post-petition interest is an allowed claim against the debtor in any bankruptcy or similar proceeding) before Ingram is entitled to receive any payment of any kind or character on account of the Subordinated Indebtedness;

          (ii) any payment or distributions of assets of the Company of any kind or character, whether in cash, property or securities to which Ingram would be entitled except for the provisions of this Subordination Section, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the holders of the Senior Debt or their representative or representatives, or to the trustee or trustees under any indenture under which any instruments evidencing any such Senior Debt may have been issued, to the extent necessary to make payment in full in cash of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt; and

          (iii) in the event that, notwithstanding the foregoing provision of this Section 3 of this Subordination Section, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by Ingram on account of Subordinated Indebtedness before all Senior Debt is paid in full in cash, such payment or distribution shall be received and held in trust for and shall be paid over to the holders of the Senior Debt remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Debt may have been issued, for application to the payment of such Senior Debt until all such Senior Debt shall have been paid in full in cash, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

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     Without in any way modifying the provisions of this Subordination Section or affecting the subordination effected hereby if the hereafter referenced notice is not given, the Company shall give prompt written notice to Ingram of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon assignment for the benefit of creditors or otherwise).

     4.   Subrogation.  Subject to the prior payment in full in cash of all
          -----------
Senior Debt, Ingram shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of assets of the Company applicable to the Senior Debt until all amounts owing on this Note shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of the Senior Debt by or on behalf of the Company or by or on behalf of Ingram shall, as between them, its creditors other than the holders of Senior Debt, and Ingram, be deemed to be payment by the Company to or on account of the Senior Debt, it being understood that the provisions of this Subordination Section are and are intended solely for the purpose of defining the relative rights of Ingram, on the one hand, and the holders of the Senior Debt, on the other hand.

     5.   Obligation of the Company Unconditional.  Nothing contained in this
          ---------------------------------------
Subordination Section or otherwise in this Note is intended to or shall impair, as between the Company and Ingram, the obligation of the Company, which is absolute and unconditional, to pay to Ingram the principal of and interest on this Note as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of Ingram and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent Ingram from exercising all remedies otherwise permitted by applicable law upon an event of default under this Note, subject to the limitations, if any, under this Subordination Section or the rights of payees of Senior Debt to exercise rights and remedies, and subject to the rights, if any, under this Subordination Section of the holders of Senior Debt in respect of cash, property, or securities of the Company received upon the exercise of any such remedy. Upon any distribution of assets of the Company referred to in this Subordination Section, Ingram shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to Ingram, for the purpose of ascertaining the persons entitled to participate in such distribution to Ingram, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Subordination Section. The Company agrees to notify Ingram of any event of default under the Senior Debt documents.

     6.   Subordination Rights Not Impaired by Acts or Omissions of the Company
          ---------------------------------------------------------------------
or Holders of Senior Debt.  No right of any present or future holders of
-------------------------
any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act of failure to act on the part of the Company or by any act or failure to act in good faith by any such holder, or by any noncompliance by the Company with the terms and provisions of this Note, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of the Senior Debt may, without in any way affecting the obligations of Ingram with respect hereto, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment of, change or extend the time of payment of, or renew or alter, any Senior Debt or amend, modify or supplement any agreement or instrument governing or evidencing such Senior Debt or any other document referred to therein, or exercise or refrain from exercising any other of their rights under this Senior Debt including, without limitation, the waiver of default thereunder and the release of any collateral securing such Senior Debt, all without notice to or assent from Ingram.

     7.   Additional Rights.  In furtherance of the subordination provided
          -----------------
herein, Ingram hereby grants to the holder(s) of the Senior Debt irrevocable authority, after any default in the payment of any amounts due on the Senior Debt or in any event specified in Sections 2 or 3 above, to demand, collect, file proofs of claim with respect to, receive and take any and all proceedings for the recovery of any and all monies due or to become due on account of this Note. In addition, Ingram agrees to execute and deliver any and all documents requested by the Company for delivery to its creditors (in the form as requested by such creditors) in order to implement or verify this subordination.

     8.   Definitions.  For purposes of this Note, the following capitalized
          -----------
terms have the following meanings:

     "Credit Agreement" means the Credit Agreement (as amended, modified,
      ----------------
supplemented, extended, restated, refinanced, replaced or refunded from time to time, the "Credit Agreement"), dated as of March 6, 1998, by and among the Company, various lending institutions (the "Banks") and Banque Paribas, as Agent (the "Agent") and any amendment, modification, supplement, extension, restatement, refinancing, replacement or refunding thereof (without regard to whether the amount of Senior Debt thereunder has been increased) and the other Credit Documents (as defined in the Credit Agreement).

     "Obligation" means any principal, interest, premium, penalties, fees,
      ----------
expenses, indemnities and other liabilities and obligations (including any guaranties of the foregoing liabilities and obligations) payable under the documentation governing any indebtedness (including interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding, whether or not such interest is an allowed claim against the debtor in any such proceeding).

     "Senior Debt" means all Obligations (i) of the Company under, or in respect
      -----------
of, the Credit Agreement and any guaranty thereunder and (ii) of the
Company with respect to indebtedness for present and future borrowed money and guarantees thereof from any public or private venture, mezzanine or high-yield debt offering, but other than, with respect to subsection (ii) of this Definition, (a) indebtedness which is pari passu with, or junior and subordinate
                                      ---- -----
in right of payment to, this Note, (b) Obligations in respect of trade payables incurred in the ordinary course of business or (c) Obligations in respect of federal, state, local or other taxes.

     Presentation for payment, demand, protest and notice of demand, protest and nonpayment are hereby waived by the Company and all other parties hereto. No failure to accelerate indebtedness by reason of default, acceptance of a past-due installment or other indulgences granted from time to time shall be construed as a novation of this Note, as a waiver of such right of acceleration or of the subsequent right to insist upon strict compliance with the terms of this Note, or to prevent the exercise of a right of acceleration or any other right. Unless otherwise specifically agreed by the holder in writing, the liability of the Company and all other persons now or hereafter liable for payment, or any portion thereof, shall not be affected by (a) any renewal of this Note or other extension of the time for payment, (b) the release of all or any part of any collateral now or hereafter securing payment, or (c) the release of or resort to any person now or hereafter liable for payment. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

     To the extent permitted by applicable law, the Company hereby waives and renounces for itself, its heirs, successors and assigns, all rights to the benefits of any appraisement, exception or homestead now provided, or that may hereafter be provided by the Constitution and laws of the United States of America and of any state in and to all of its property, real and personal, against the enforcement and collection of the obligations evidenced by this Note.

     All agreements herein made are expressly limited so that in no event whatsoever, whether by reason of advancement of proceeds, acceleration of maturity of the unpaid balance of this Note or otherwise, shall the interest and loan charges agreed to be paid to any holder exceed the maximum amounts collectible under applicable laws in effect from time to time (the "Maximum Interest Amount"). If for any reason whatsoever the interest or loan charges paid or contracted to be paid shall exceed the Maximum Interest Amount then, ipso facto, the obligation to pay such interest and/or loan charges shall be
---- ------
reduced to the Maximum Interest Amount, and any amounts collected by Holder that exceed the Maximum Interest Amount shall be applied to the reduction of the principal balance remaining unpaid hereunder and/or refunded to the Company so that at no time shall the interest or loan charges paid or payable exceed the Maximum Interest Amount. This provision shall control every other provision in any and all other agreements and instruments now existing or hereafter arising between the Company and any holder with respect to the indebtedness evidenced by this Note.

     All payments to the holder hereof shall be made at the following address or at such other address as the holder hereof shall specify in writing to the
Company: Two Ingram Boulevard, La Vergne, TN 37089, Attn: Chief Financial Officer. All notices to the Company shall be made by certified or registered mail to it at: 3100 World Trade Center, 30 East 7th Street, St. Paul, Minnesota 55101-4913.

     This Note shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to its conflict of laws provisions. The Company agrees that it has reasonable contacts with both the State of Minnesota and the State of Tennessee. Any dispute or controversy with respect to this Note shall be adjudicated in the courts located in one of these two states and no other place.

     IN WITNESS WHEREOF, the undersigned Company has caused this note to be executed as a document under seal by its duly authorized officer.

Attest:                                 Video Update, Inc.


______________________________     By:  /s/ Daniel A. Potter
                                        --------------------
                                        Name:  Daniel A. Potter
                                        Title:  Chief Executive Officer





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